                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 Pittway Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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
[PITTWAY LETTERHEAD]

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON MAY 6, 1999


TO THE STOCKHOLDERS:

The annual meeting of stockholders of Pittway Corporation will be held on Thursday, May 6, 1999 at 9:30 A.M., local time, at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois, for the following purposes:

1. To elect directors for the ensuing year.

2. To transact such other business as may properly be brought before the meeting.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on March 25, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company's principal executive offices, 200 South Wacker Drive, Suite 700, Chicago, Illinois 60606-5802 during the ten days preceding the meeting.

Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope.

BECAUSE TWO CLASSES OF STOCK OF THE COMPANY ARE OUTSTANDING, A SEPARATE FORM OF PROXY HAS BEEN PREPARED WITH RESPECT TO EACH CLASS OF STOCK. STOCKHOLDERS WHO OWN OF RECORD SHARES OF ONLY ONE CLASS ARE BEING FURNISHED ONLY WITH THE PROXY RELATING TO THAT CLASS. STOCKHOLDERS WHO OWN OF RECORD SHARES OF BOTH CLASSES ARE BEING FURNISHED WITH BOTH PROXIES (IN SEPARATE MAILINGS, EACH OF WHICH ALSO INCLUDES A COPY OF THIS NOTICE AND THE PROXY STATEMENT). STOCKHOLDERS WHO RECEIVE BOTH PROXIES MUST COMPLETE, SIGN AND RETURN BOTH PROXIES IN ORDER FOR THE SHARES OF BOTH CLASSES TO BE VOTED BY PROXY.

                                           By Order of the Board of Directors

                                           JAMES F. VONDRAK
Chicago, Illinois                          Secretary
April 5, 1999

[PITTWAY CORPORATION LOGO]


PROXY STATEMENT


This proxy statement is furnished in connection with the solicitation by the Board of Directors of Pittway Corporation (herein called the "Company") of proxies for use at the annual meeting of stockholders to be held on Thursday, May 6, 1999 and at any postponement or adjournment thereof. All shares of Common Stock and Class A Stock entitled to vote at the annual meeting which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in the election of directors as described under "Election of Directors" and as to any other matters that may properly be presented to the meeting will be voted as described under "Other Matters." Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Proxy statements and proxies are being mailed to stockholders on or about April 5, 1999. The mailing address of the principal executive offices of the Company is 200 South Wacker Drive, Suite 700, Chicago, Illinois 60606-5802.

The Company had outstanding on March 25, 1999, the record date for the annual meeting, 7,877,664 shares of Common Stock and 34,842,357 shares of Class A Stock. Both classes of stock are traded on the New York Stock Exchange. Such numbers of shares and all other numbers of shares and exercise or base prices of options and SARs set forth in this Proxy Statement give effect, to the extent relevant, to the Company's spinoff (the "Spinoff") of Penton Media, Inc. on August 7, 1998 and the two-for-one stock split (the "Split") of the Common Stock and Class A Stock effected in the form of a 100% stock dividend paid on September 11, 1998 to holders of record at the close of business on September 1, 1998.

Pursuant to the Company's Restated Certificate of Incorporation, as amended, prior to the Change of Control Date (as defined therein) generally the holders of Class A Stock voting as a class are entitled to elect such number of directors, but not less than two, as equal 25% of the total number of directors constituting the full Board of Directors and the holders of Common Stock voting as a class are entitled to elect the remaining directors, and with respect to all other matters voted upon by the stockholders of the Company, the holders of Common Stock are entitled to one vote per share of Common Stock and the holders of Class A Stock are entitled to one-tenth of one vote per share of Class A Stock.

Subject to certain exceptions, the "Change of Control Date" is defined as the first date on which the shares of Harris Group Stock (as defined below) are entitled to cast fewer than 4,488,330 votes (counting the Class A Stock as entitled to cast one-tenth of one vote per share for this purpose). "Harris Group Stock" means, at any point in time, shares of Common Stock and Class A Stock which, at such time, any member of the "Harris Group" (as defined below), either alone or in combination with any other member or members of the Harris Group, directly or indirectly beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as such Rule was in effect and interpreted at 5:00 P.M. Central Standard Time on December 28, 1989), without taking into account any shares of Common Stock acquired by any member of the Harris Group subsequent to May 31, 1989 in excess of shares of Common Stock disposed of by members of the Harris Group subsequent to such date. The "Harris Group" means Messrs. Irving B. Harris, Neison Harris, King Harris, William W. Harris and Sidney Barrows (deceased), and their respective spouses, descendants and spouses of descendants, trustees of trusts established for the benefit of such persons, and executors of estates of such persons. Irving B. Harris and Neison Harris are brothers. William W. Harris is the son of Irving B. Harris and King Harris is the son of Neison Harris.

So long as the Change of Control Date does not occur prior to the annual meeting (which the Company believes to be a reasonable assumption), at the meeting the holders of Class A Stock voting as a class will be entitled to elect three directors, the holders of Common Stock voting as a class will be entitled to elect nine directors, and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock to one-tenth of one vote per share of Class A Stock with respect to any other business as may properly be brought before the meeting.

Under the Company's By-Laws, attendance at the meeting in person or by proxy by the holders of Class A Stock entitled to cast at least a majority of the votes which the Class A Stock is entitled to cast at the meeting is required in order to establish a quorum for the purpose of electing the directors to be elected by the Class A Stock, attendance at the meeting in person or by proxy by the holders of Common Stock entitled to cast at least a majority of the votes which the Common Stock is entitled to cast at the meeting is required in order to establish a quorum for the purpose of electing the directors to be elected by the Common Stock, and attendance at the meeting in person or by proxy by the holders of Common Stock and Class A Stock entitled to cast at least a majority of the votes which such stock is entitled to cast at the meeting on matters other than the election of directors is required in order to establish a quorum for the purpose of any other business.

Pursuant to Delaware law, shares entitled to cast votes on a matter at the meeting which are the subject of an ABSTAIN on that matter will be treated for all purposes relevant to that matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated for quorum purposes relevant to that matter as being present at the meeting and entitled to vote but will not be so treated in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) as of March 25, 1999 of Common Stock and Class A Stock by (a) the persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each director, and nominee for director, of the Company, (c) each of the executive officers of the Company listed in the Summary Compensation Table, (d) all directors, nominees and executive officers of the Company as a group, and
(e) the current members of the Harris Group. The information set forth in the table as to directors, nominees and executive officers is based upon information furnished to the Company by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o Pittway Corporation, 200 South Wacker Drive, Suite 700, Chicago, Illinois 60606-5802.

                                                                                                                PERCENT OF
                                                                                                                OUTSTANDING
                                            NUMBER OF         PERCENT OF      NUMBER OF         PERCENT OF       VOTES ON
                                            SHARES OF        OUTSTANDING      SHARES OF        OUTSTANDING     MATTERS OTHER
                                          COMMON STOCK        SHARES OF        CLASS A          SHARES OF     THAN ELECTION
                  NAME                         (1)           COMMON STOCK     STOCK (1)       CLASS A STOCK    OF DIRECTORS
                  ----                    ------------       ------------     ---------       -------------    ------------

William Harris Investors, Inc (2) (3)....     2,543,800           32.3%         3,615,748           10.4%           25.6%
   2 North LaSalle Street
   Suite 400
   Chicago, Illinois 60602
Mario J. Gabelli et al. (4)..............     1,553,414          19.7           4,036,022          11.6            17.2
   One Corporate Center
   Rye, New York 10580
Janus Capital Corporation (5)............          None             -           3,638,057          10.4             3.2
   100 Fillmore Street, Suite 300
   Denver, Colorado 80206
Katherine Harris (3) (6).................       632,786           8.0           1,066,606           3.1             6.5
Roberta Harris (3) (7)...................       401,400           5.1             417,180           1.2             3.9
Jack Polsky (3) (8)......................       878,724          11.2           1,335,070           3.8             8.9
Boardman Lloyd (3) (7)...................       401,400           5.1             417,180           1.2             3.9
Irving B. Harris (3) (9).................     2,543,800          32.3           3,615,748          10.4            25.6
King Harris (3) (10).....................       897,836          11.4           2,025,561           5.8             9.7
Neison Harris (3) (11)...................       778,298           9.9           1,111,426           3.2             7.8
William W. Harris (3) (12) (14)..........     2,543,800          32.3           3,626,283          10.4            25.6
Eugene L. Barnett (13) (14)..............         1,200             *              12,491             *               *
Robert L. Barrows (3)....................        80,528           1.0             131,258            .4              .8
Fred Conforti (15).......................         7,800            .1             364,460           1.0              .4
E. David Coolidge III (14)...............         2,200             *              25,535            .1               *
Anthony Downs (16).......................         3,300             *              19,645            .1               *
Leo A. Guthart (17)......................          None             -             372,178           1.1              .3
Jerome Kahn, Jr. (3) (14) (18)...........     2,543,800          32.3           3,626,283          10.4            25.6
John W. McCarter, Jr.(19)................         1,000             *               5,400             *               *
Paul R. Gauvreau (20)....................          None             -             188,517            .5              .2
Edward J. Schwartz (21)..................          None             -              55,955            .2               *
All Directors, Nominees and Executive
   Officers of the Company as a group
   (16 persons) (22).....................     4,172,017          53.0           7,894,132          22.7            43.7
The Current Harris Group (3).............     4,155,977          52.8           6,762,236          19.4            42.5

  * Less than one-tenth of one percent

(1) Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

(2) The information as to William Harris Investors, Inc. ("WHI") is derived in part from statements, as amended February 16, 1999, filed with the Securities and Exchange Commission (the "Commission") pursuant to
        Section 13(g) of the Exchange Act. Such statements, together with advice furnished to the Company separately by WHI, disclose that (i) WHI, an investment adviser registered under the Investment Advisers Act of 1940, holds all such shares on behalf, and in terminable discretionary accounts, of Irving B. Harris, William W. Harris, Robert Barrows and certain other members of the Harris Group and Jerome Kahn, Jr., (ii) WHI shares voting power with such persons, and has sole dispositive power, with respect to all such shares, (iii) Irving B. Harris and his children (including William W. Harris) are the sole voting stockholders of WHI and (iv) Irving B. Harris and Jerome Kahn, Jr. are, respectively, the Chairman and the President of WHI.

(3) The information as to the Current Harris Group (as defined below), Katherine Harris, Roberta Harris, Jack Polsky, Boardman Lloyd, Irving B. Harris, King Harris, Neison Harris, Robert Barrows and William W. Harris is derived in part from statements, as amended January 15, 1990, filed with the Commission pursuant to Section 13(d) of the Exchange Act and statements, as amended March 16, 1999, filed with the Commission pursuant to such Section. Such statements, as amended, were filed on behalf of such persons as well as those other persons and entities who are currently members of the Harris Group beneficially owning, directly or indirectly, shares of Common Stock or Class A Stock (collectively referred to as the "Current Harris Group"). Such statements disclose that, because of the relationships among members of the Current Harris Group, such persons may be deemed to be a group within the meaning of
        Section 13(d) of the Exchange Act and the rules and regulations thereunder. Jerome Kahn, Jr. may also be deemed to be a member of any such group. Irving B. Harris, King Harris, Neison Harris, William W. Harris and Jerome Kahn, Jr. (and, if elected a director, Robert Barrows) may be deemed in control of the Company by reason of beneficial ownership of stock of the Company by themselves and other members of the Current Harris Group and by reason of their positions with the Company and its subsidiaries. The aggregate number of outstanding shares which may be deemed to be beneficially owned by the Current Harris Group includes all the shares shown in this table for WHI, Katherine Harris, Roberta Harris, Jack Polsky, Boardman Lloyd, Irving B. Harris, King Harris, Neison Harris, Robert Barrows and William W. Harris. Total excludes duplication of shares within the Current Harris Group. Addition of the shares owned directly by Jerome Kahn, Jr. would not affect the percentages of outstanding shares or outstanding votes shown for the Current Harris Group.

(4) The information as to Mario J. Gabelli and entities controlled directly or indirectly by Mr. Gabelli is derived from statements, as amended November 3, 1997 and July 10, 1998, filed with the Commission pursuant to Section 13(d) of the Exchange Act. Such statements disclose that (i) Mr. Gabelli is the chief investment officer for most of the entities signing such statements and is deemed to have beneficial ownership of the shares beneficially owned by all such entities, (ii) Mr. Gabelli and such entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder and (iii) Mr. Gabelli and such entities have the sole power to vote and dispose of all the shares of which they are beneficial owners (unless the aggregate voting interest of all such entities exceeds 25% of the Company's total voting interest or other special circumstances exist, in which case the proxy voting committees of certain of such entities would have the sole power to vote certain of 426,700 shares of Common Stock and 374,500 shares of Class A Stock) except 6,450 shares of Common Stock and 42,733 shares of Class A Stock as to which they have no voting power.

(5) The information as to Janus Capital Corporation ("Janus") is derived from a statement, as amended February 5, 1999, filed with the Commission pursuant to Section 13(g) of the Exchange Act. Such statement discloses that (i) Thomas H. Bailey is President and Chairman of the Board of Janus, owns approximately 12.2% of Janus and may be deemed to exercise control over Janus, (ii) Janus is deemed to have beneficial ownership of all 3,638,057 shares, (iii) Janus and Mr. Bailey share voting and dispositive power with respect to such shares, (iv) all such shares are held by managed portfolios to which Janus is an investment advisor or sub-advisor and (v) Mr. Bailey disclaims beneficial ownership of such shares.

(6) Consists of shares held as co-trustee of trusts created by members of the Current Harris Group. Ms. Harris shares with other members of the Current Harris Group the power to vote and dispose of such shares.

(7) Consists of shares held by Ms. Harris and Mr. Lloyd as co-trustees of a trust created by a member of the Current Harris Group. They share with other members of the Current Harris Group the power to vote and dispose of such shares.

(8) Includes 872,116 shares of Common Stock and 1,324,302 shares of Class A Stock held as co-trustee of trusts created by members of the Current Harris Group. Mr. Polsky shares with other members of the Current Harris Group the power to vote and dispose of such shares.

(9) Consists of the shares held by WHI (of which Irving B. Harris may be deemed to share control), certain of which are held by WHI for the account of Mr. Harris or would otherwise be deemed beneficially owned by him without regard to WHI. As set forth in note (2), the voting power of the shares held by WHI is shared by WHI with the respective persons for whose account they are held and WHI has sole dispositive power with respect to such shares.

(10) King Harris shares the power to vote and dispose of 684,618 of such shares of Common Stock and 1,213,913 of such shares of Class A Stock. Includes 331,183 shares of Class A Stock which Mr. Harris has the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan.

(11) Neison Harris shares the power to vote and dispose of 335,918 of such shares of Common Stock and 631,364 of such shares of Class A Stock.

(12) Consists of the shares held by WHI (of which William W. Harris may be deemed to share control), certain of which are held by WHI for the account of Mr. Harris or would otherwise be deemed beneficially owned by him without regard to WHI. As set forth in note (2), the voting power of the shares held by WHI is shared by WHI with the respective persons for whose account they are held and WHI has sole dispositive power with respect to such shares.

(13)    Mr. Barnett shares power to vote and dispose of all such shares.

(14) Includes 10,400 shares and 135 shares of Class A Stock which he has the right to acquire within 60 days through the exercise of options awarded under the Company's 1996 Director Stock Option Plan and 1998 Director Stock Option Plan, respectively.

(15) Does not include 18,000 shares of Class A Stock owned by Mr. Conforti's wife, as to which shares he disclaims beneficial ownership. Includes 158,590 shares of Class A Stock as to which Mr. Conforti shares voting and dispositive power. Includes 197,245 shares of Class A Stock which he has the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan.

(16) Includes 5,200 shares and 67 shares of Class A Stock which he has the right to acquire within 60 days through the exercise of options awarded under the Company's 1996 Director Stock Option Plan and 1998 Director Stock Option Plan, respectively.

(17) Mr. Guthart shares power to vote and dispose of 56,816 of such shares. Includes 192,060 shares of Class A Stock which Mr. Guthart has the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan.

(18) Consists of the shares held by WHI, with respect to which Mr. Kahn acts as portfolio manager, including 540 shares of Common Stock and 878 shares of Class A Stock owned by Mr. Kahn. As set forth in note (2), the voting power of the shares held by WHI is shared by WHI with the respective persons for whose account they are held and WHI has sole dispositive power with respect to such shares.

(19) Mr. McCarter shares power to vote and dispose of such shares of Common Stock. Such shares of Class A Stock consist of shares which he has the right to acquire within 60 days through the exercise of an option awarded under the Company's 1998 Director Stock Option Plan.

(20) Includes 62,029 shares of Class A Stock which Mr. Gauvreau has the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan.

(21) Includes 43,075 shares of Class A Stock which Mr. Schwartz has the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan.

(22) Includes 2,980,367 shares of Common Stock and 4,562,371 shares of Class A Stock as to which voting power is shared other than with directors, nominees and executive officers of the Company and 921,747 shares of Common Stock and 1,791,491 shares of Class A Stock as to which dispositive power is so shared. Includes 893,397 shares of Class A Stock which executive officers of the Company have the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan and 52,807 shares of Class A Stock which non-employee directors of the Company have the right to acquire within 60 days through the exercise of options awarded under the Company's 1996 and 1998 Director Stock Option Plans. Total excludes duplication of shares within such group.

ELECTION OF DIRECTORS

Twelve directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors have been elected. Three of such directors are to be elected by the Class A Stock voting as a class and the remaining nine directors are to be elected by the Common Stock voting as a class. The directors to be elected by a particular class will be elected by plurality of the votes cast FOR directors of such class. Except to the extent that stockholders voting in a particular class indicate otherwise on their proxies solicited by the Company's Board of Directors relating to such class, the holders of such proxies intend to vote such proxies for the election as directors of the persons named in the following table as nominees for election by such class (all of whom, with the exception of Mr. Barrows, are now serving as directors elected by such class), provided that if any of the nominees for election by such class shall be unable or shall fail to act as such by virtue of an unexpected occurrence, such proxies will be voted for such other person or persons as shall be determined by the holders of such proxies in their discretion or, so long as such action does not conflict with the provisions of the Company's Restated Certificate of Incorporation, as amended, relating to the proportion of directors to be elected by the Class A Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK

                                                   DIRECTOR                       PRINCIPAL OCCUPATION
                    NOMINEE                         SINCE      AGE                  AND DIRECTORSHIPS
                    -------                        --------    ---                --------------------
Eugene L. Barnett (A).......................        1980        71    Retired; Consultant (March 1991 to April 1993) to
                                                                      The Brand Companies, Inc. (specialty contractor);
                                                                      Vice President of the Company (1979 to 1993);
                                                                      Director, AptarGroup, Inc. (specialty packaging
                                                                      components manufacturer) and National Service
                                                                      Corporation (specialty contractor)

E. David Coolidge III (A) (N)...............        1994        55    Chief Executive Officer (since January 1996),
                                                                      Managing Partner (1995), Manager, Corporate Finance
                                                                      Department (1977 to 1995) of William Blair & Company
                                                                      L.L.C. (investment banker)

Anthony Downs (A) (C).......................        1971        68    Senior Fellow of Brookings Institution (non-profit
                                                                      social policy research center); Consultant;
                                                                      Director, Bedford Properties, Inc. (real estate
                                                                      investment trust), Essex Property Trust, Inc. (real
                                                                      estate investment trust), General Growth Properties,
                                                                      Inc. (real estate investment trust), Massachusetts
                                                                      Mutual Life Insurance Corporation (insurance
                                                                      company) and Penton Media, Inc. (business media
                                                                      company)


NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK

                                                  DIRECTOR                            PRINCIPAL OCCUPATION
                    NOMINEE                         SINCE      AGE                      AND DIRECTORSHIPS
                    -------                       --------     ---                    --------------------

Robert L. Barrows+ ..........................         --       50     Shareholder in the law firm of Leonard, Street and
                                                                      Deinard, Minneapolis, Minnesota; Director,
                                                                      AptarGroup, Inc. (specialty packaging components
                                                                      manufacturer)

Fred Conforti................................        1990      57     President of Pittway Systems Technology Group
                                                                      (division of the Company); Vice President of the
                                                                      Company (since 1990)

                                                  DIRECTOR                            PRINCIPAL OCCUPATION
                    NOMINEE                         SINCE      AGE                      AND DIRECTORSHIPS
                    -------                       --------     ---                     -------------------
Leo A. Guthart (E)...........................        1980      61     Chairman and Chief Executive Officer of Pittway
                                                                      Security Group (division of the Company); Vice
                                                                      Chairman of the Board of the Company (since 1990);
                                                                      Director, AptarGroup, Inc. (specialty packaging
                                                                      components manufacturer) and Chairman of the Board
                                                                      and Director, Cylink Corporation (commercial data
                                                                      encryption company); Trustee, Acorn Investment Trust
                                                                      (mutual funds)

Irving B. Harris (E)+........................        1953      88     Chairman of the Executive Committee of the Company
                                                                      (since 1990); Chairman of the Board of Acorn
                                                                      Investment Trust (mutual funds)

King Harris (E) (N) +........................        1975      55     President and Chief Executive Officer of the Company
                                                                      (since 1990); Chairman of the Board and Director,
                                                                      AptarGroup, Inc. (specialty packaging components
                                                                      manufacturer); Chairman of the Board and Director,
                                                                      Penton Media, Inc. (business media company)

Neison Harris (E) +..........................        1963      84     Chairman of the Board of the Company (since 1974)

William W. Harris (C) (E) (N) +..............        1975      59     Private Investor; Treasurer of KidsPac (political
                                                                      action committee); Director, Cylink Corporation
                                                                      (commercial data encryption company)

Jerome Kahn, Jr. (C).........................        1994      64     President (since October 1996), Vice President
                                                                      (prior to 1994 to October 1996) of William Harris
                                                                      Investors, Inc. (investment advisor); Trustee, Acorn
                                                                      Investment Trust (mutual funds)

John W. McCarter, Jr. (C)....................        1998      61     President and Chief Executive Officer (since October
                                                                      1996) of The Field Museum (natural history museum);
                                                                      Senior Vice President (prior to 1994 to October
                                                                      1996) of Booz-Allen & Hamilton, Inc. (consulting);
                                                                      Director, W.W. Grainger, Inc. (industrial supply
                                                                      distributor), A.M. Castle & Company (industrial
                                                                      specialty metal distributor), H.T. Insight Funds,
                                                                      Inc. (mutual funds) and The LaSalle Partners Funds,
                                                                      Inc. (mutual funds)

-----------

(A) Member of Audit Committee

(C) Member of Compensation Committee

(E) Member of Executive Committee

(N) Member of Nominating Committee

+ Irving B. Harris and Neison Harris are brothers. William W. Harris is the son of Irving B. Harris and King Harris is the son of Neison Harris. Robert Barrows is the nephew of Irving B. Harris and Neison Harris and the first cousin of William W. Harris and King Harris.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company met nine times during 1998.

The Company's Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

The Audit Committee reviews and, as it deems appropriate, approves internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. The Audit Committee also makes recommendations to the full Board concerning the engagement of independent public accountants to audit the annual financial statements of the Company and its subsidiaries and arranges with such accountants the scope of the audit to be undertaken by such accountants. The current members of the Audit Committee are Eugene L. Barnett (Chairman), E. David Coolidge III and Anthony Downs. During 1998, the Committee met twice.

The Compensation Committee reviews and determines the compensation of certain executive officers, reviews and makes recommendations to the full Board with respect to salaries, bonuses and deferred compensation of certain other officers and executives, compensation of directors and management succession, and makes such determinations and performs such other duties as are expressly delegated to it pursuant to the terms of any employee benefit plan of the Company. The Compensation Committee administers the Company's 1990 Stock Awards Plan. The current members of the Compensation Committee are Anthony Downs (Chairman), William W. Harris, Jerome Kahn, Jr. and John W. McCarter, Jr. During 1998, the Compensation Committee met five times.

The Executive Committee generally meets prior to each regular meeting of the Board of Directors to distill topics and issues to be presented at such meetings. When the full Board is not in session, the Executive Committee may exercise all the powers and authority of the Board of Directors except as limited by law. The current members of the Executive Committee are Irving B. Harris (Chairman), Leo A. Guthart, King Harris, Neison Harris and William W. Harris. During 1998, the Executive Committee met six times.

The Nominating Committee, as it deems appropriate, makes recommendations to the full Board with respect to the size and composition of the Board and its committees and with respect to nominees for election as directors. The current members of the Nominating Committee are William W. Harris (Chairman), E. David Coolidge III and King Harris. During 1998, the Nominating Committee met once. The Nominating Committee will consider suggestions regarding candidates for election to the Board submitted by stockholders in writing to the Secretary of the Company. With regard to the 2000 annual meeting of stockholders, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for such annual meeting must be received as described below under the heading "Stockholder Proposals for the 2000 Annual Meeting."

Fred Conforti attended only 56% of the meetings of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1998, Anthony Downs, William W. Harris, Jerome Kahn, Jr. and (after May 7, 1998) John W. McCarter, Jr., were the members of the Compensation Committee.

Pulbrook Associates ("Pulbrook"), a limited partnership of which Irving B. Harris owns 58.7% as a limited partner and a corporation owned by a trust of which William W. Harris is a trustee owns 1.3% as the general partner, was indebted to the Company during 1998 pursuant to an amortizing 8% mortgage note in the original principal amount of $193,000 delivered in November 1993 in connection with Pulbrook's purchase of a National Pride car care center from the Company. The largest outstanding note balance during 1998 (on January 1, 1998) was $162,282. The balance as of March 25, 1999 was $148,035.

EXECUTIVE OFFICERS

All officers of the Company are elected each year by the Board of Directors at its annual organization meeting in May. In addition to Fred Conforti, Leo A. Guthart, Irving B. Harris, King Harris and Neison Harris, information with respect to whom is set forth above, the executive officers of the Company include the following:

    Paul R. Gauvreau, 59, Financial Vice President, Treasurer and Chief Financial Officer of the Company, since prior to 1994.

    Edward J. Schwartz, 57, Vice President of the Company since prior to 1994.

    Philip V. McCanna, 52, Controller of the Company since 1995, Director of Financial Reporting of the Company prior to 1995.

   James F. Vondrak, 54, Secretary of the Company since 1995, Group Controller of Pittway Systems Technology Group (division of the Company) since 1994.

COMPENSATION

BOARD COMPENSATION

During 1998, compensation to non-officer directors was paid at the rate of $2,500 per quarter plus $3,000 for each Board meeting attended in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended, except that $250 was paid for attending a committee meeting held on the same day as a Board meeting. The Chairman of the Audit Committee was paid an additional $2,000 per year. Effective January 1, 1999, the compensation per quarter was increased to $3,500 and the Chairman of the Compensation Committee will be paid an additional $2,000 per year. Officer directors are not separately compensated for serving as directors.

Under the Company's 1998 Director Stock Option Plan, the Board may from time to time grant to directors who are not employees of the Company or any of its subsidiaries ("Eligible Directors") non-qualified options to purchase shares of Class A Stock at the market values on the dates of grant. The maximum number of shares which may be issued under the Plan is 135,000 (subject to adjustment). Each option may have a term of up to 10 years, but, if earlier than scheduled expiration, will expire five years after the optionee's service as a member of the Board terminates for any reason. Each option becomes exercisable as determined by the Board, but except in the event of death or disability cannot be exercised during the six months subsequent to grant.

Pursuant to the Plan, during 1998 non-qualified options were granted as follows:
Mr. McCarter - 5,400 shares; Mr. Barnett - 540 shares; Mr. Coolidge - 540 shares; Mr. Downs - 270 shares; Mr. W. Harris - 540 shares; Mr. Kahn - 540 shares. Mr. McCarter's option was exercisable upon grant with respect to 50% and becomes exercisable with respect to the balance on the first anniversary of grant provided he is then an Eligible Director. Each of the other options was exercisable upon grant with respect to 25% and becomes exercisable with respect to an additional 25% on each anniversary of grant provided the holder is then an Eligible Director. Mr. McCarter's option was granted to him following his initial election to the Board at the 1998 annual meeting. The options granted to the other directors were granted to them to avoid dilution under their options pursuant to the Company's 1996 Director Stock Option Plan that were outstanding at the time of the Spinoff.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the President and Chief Executive Officer of the Company (who served as such throughout 1998) and for each of the Company's four most highly compensated other executive officers serving at the end of 1998. No other person who served as an executive officer of the Company at any time during 1998 had 1998 compensation in excess of the 1998 compensation of any of the executive officers named in the table.


                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                           -----------------------------
                                                                            RESTRICTED     SECURITIES
                                                           ANNUAL             STOCK        UNDERLYING
                                                        COMPENSATION          AWARDS      OPTIONS/SARS
                                                        ------------         ($) (1)         (#) (1)      ALL OTHER
   NAME AND PRINCIPAL POSITION              YEAR   SALARY       BONUS        (2) (3)         (2) (4)    COMPENSATION
----------------------------------------    ----   ------      -------       --------     ------------  -------------
                                                                  (1)
                                                                  ----
King Harris, President and                  1998     $650,000   $720,000                     54,600       $5,256   (5)
Chief Executive Officer                     1997      550,000    470,000                     71,614        5,206
                                            1996      550,000    500,000      $250,000       52,650        4,946

Fred Conforti, President of                 1998      500,000    280,000                     37,200        5,256   (5)
Pittway Systems Technology Group            1997      460,000    500,000                     35,910        5,206
(division of the Company)                   1996      425,000                  150,000       51,048        4,590

Leo A. Guthart, Chairman and Chief          1998      500,000    590,000       100,000       36,400        3,363   (6)
Executive Officer of Pittway Security       1997      460,000                  100,000       56,173        4,612
Group (division of the Company)             1996      425,000    450,000                     35,100        4,612

Paul R. Gauvreau, Financial Vice President, 1998      290,000    210,000                     26,439        5,256   (5)
Treasurer and Chief Financial Officer       1997      275,000    180,000                     10,800        5,206
                                            1996      260,000     70,000        30,000       13,324        4,944

Edward J. Schwartz,                         1998      195,000    100,000                     12,587        5,243   (7)
Vice President                              1997      185,000     90,000                     10,206        5,169
                                            1996      172,000     60,000        10,000       10,370        4,880

-----------

(1)   All of the restricted stock awards, options and SARs relate to Class A
      Stock.

(2) All of the restricted stock awards and the following SARs were awarded in lieu of bonuses or portions of bonuses that would otherwise have been paid in cash: K. Harris, 18,964 shares for 1997; F. Conforti, 15,138 shares for 1996; L. Guthart, 21,073 shares for 1997; P. Gauvreau, 2,524 for 1996; and E. Schwartz, 3,587 shares for 1998, 2,106 shares for 1997 and 2,270 shares for 1996.

(3) The restricted stock awards shown for 1998 were awarded in 1999 and thus were not outstanding at the end of 1998. The other restricted stock awards shown remained outstanding in full at the end of 1998. The aggregate value of the 40,351 shares subject to such other awards and to three other restricted stock awards held by named executive officers that remained outstanding at the end of 1998 was then $1,334,105. Each award shown was a Performance Shares Award scheduled to vest in equal pro rata installments over the five years subsequent to its grant. Under the terms of each award, no shares are distributable until vesting of such award in full or earlier termination of employment, and at the time shares are distributed an amount is payable equal to the normal quarterly dividends which would have been paid on such shares had such shares been issued on the date such award was granted.

(4) Includes a SAR awarded for 1998 in 1999 (and thus not shown in the following sections titled "Option/SAR Grants During Year" and "Option/SAR Exercises and Year-End Values") to E. Schwartz for 3,587 shares. The SAR was a Bonus Shares Award vested in full upon grant. Under the terms of such SAR, following a date approximately three years after the date of grant (or following the date of any earlier termination of employment), such shares are issued and an amount is payable equal to the normal quarterly dividends which would have been paid on such shares had such shares been issued on the date such SAR was granted. The Compensation Committee may, in its sole discretion, determine to pay the fair market value of such shares in cash rather issue such shares.

(5) Consists of $4,800 annual matching Company contributions during the year to the Company's salary reduction plan and $456 for term life insurance provided by the Company during the year.

(6) Consists of $3,249 annual matching Company contributions during the year to the Company's salary reduction plan and $114 for term life insurance provided by the Company during the year.

(7) Consists of $4,800 annual matching Company contributions during the year to the Company's salary reduction plan and $443 for term life insurance provided by the Company during the year.

OPTION/SAR GRANTS DURING YEAR

The following table sets forth information with respect to options and stock appreciation rights ("SARs") granted during 1998 to executive officers named in the Summary Compensation Table.

                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                  -----------------------------------------------------------      VALUE AT ASSUMED
                                   NUMBER OF       % OF TOTAL                                    ANNUAL RATES OF STOCK
                                   SECURITIES     OPTIONS/SARS                                   PRICE APPRECIATION
                                   UNDERLYING      GRANTED TO                                    FOR OPTION TERM(4)
                                  OPTIONS/SARS    EMPLOYEES IN  EXERCISE OR BASE  EXPIRATION     ----------------------
NAME                               GRANTED(#)      FISCAL YEAR    PRICE ($/ SH)     DATE         5%($)           10%($)
----                              ------------    ------------  ----------------  ----------     -----           ------
King Harris (1).............          54,600         6.0            $23.74       8/18/05         527,685         1,229,731
King Harris (2).............          18,964         2.1                 0       1/20/01         520,881           598,893
Fred Conforti (1)...........          37,200         4.1             23.74       8/18/05         359,522           837,839
Leo A. Guthart (1)..........          36,400         4.0             23.74       8/18/05         351,790           819,821
Leo A. Guthart (2)..........          21,073         2.3                 0       1/20/01         578,809           665,496
Paul R. Gauvreau (1)........          12,000         1.3             23.74       8/18/05         115,975           270,271
Paul R. Gauvreau (3)........          14,439         1.6           27.2454       6/15/05         160,152           373,222
Edward J. Schwartz (1)......           9,000         1.0             23.74       8/18/05          86,981           202,703
Edward J. Schwartz (2)......           2,106          .2                 0       1/20/01          57,845            66,509

-----------

(1) Consists of non-qualified options to purchase Class A Stock granted under the Company's 1990 Stock Awards Plan at exercise prices equal to the market prices on the dates of grant. Each option becomes exercisable on the third anniversary of the date of grant, subject to acceleration in the event of earlier termination of employment (full acceleration if earlier termination is on account of death, permanent disability or retirement upon or after reaching age sixty-five; partial acceleration in increments of 33 1/3% each year commencing one year after the date of grant if termination is for any other reason other than for "cause").

(2) Consists of SAR's with respect to Class A Stock awarded under the Company's 1990 Stock Awards Plan (in lieu of a portion of a bonus that would otherwise have been paid in cash) at a reference price of zero dollars and fully vested at grant. Under the terms of each SAR, following a date approximately three years after the date of grant (or following the date of any earlier termination of employment), the shares of Class A Stock are issued and an amount is payable equal to the normal quarterly dividends which would have been paid on such shares had such shares been issued on the date the SAR was granted. The Compensation Committee may, in its sole discretion, determine to pay the fair market value of such shares in cash rather than issue such shares.

(3) Consists of a non-qualified option to purchase Class A Stock granted under the Company's 1990 Stock Awards Plan at an exercise price equal to the market price on the date of grant. The option was fully exercisable on the date of grant. The option was granted in exchange for Mr. Gauvreau's surrender of a portion of a SAR previously granted to him under the Plan. See "Compensation Committee Report on Executive Compensation - Stock Option and Stock Appreciation Right (SAR) Program".

(4) The assumed annual rates of appreciation in the price of Class A Stock are in accordance with rules of the Securities and Exchange Commission and are not predictions of future market prices of the Class A Stock nor of the actual values the named executive officers will realize. In order for such annual rates of appreciation to be realized over the 3-year term of the SARs, the market price of Class A Stock would have to increase to $27.47/share (5%) or $31.58/share (10%) at the end of that term. In order for such annual rates of appreciation to be realized over the 7-year term of the options, the market price of Class A Stock would have to increase to $33.40/share (5%) or $46.26/share (10%) during that term. In such events, and assuming corresponding annual rates of increase for the market price of Common Stock, the market value of all currently outstanding shares of Common Stock and Class A Stock would have increased by approximately $160,000,000 (5%) or $335,000,000 (10%) during that 3-year term and by approximately $413,000,000 (5%) or $962,000,000 (10%) during that 7-year term.

OPTION/SAR EXERCISES AND YEAR-END VALUES

The following table sets forth information with respect to exercises of options and SARs during 1998 by the executive officers named in the Summary Compensation Table and the values of unexercised options and SARs held by them as of December 31, 1998.

                                AGGREGATED OPTION/SAR EXERCISES IN 1998 AND YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS/
                              SHARES                          OPTIONS/SARS AT YEAR-END(#)          SARS AT YEAR-END($)
                            ACQUIRED ON        VALUE         -----------------------------     ---------------------------
NAME                      EXERCISE (#)     REALIZED ($)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                      -------------    -------------     -----------     -------------     -----------   -------------
King Harris                 97,716         $2,385,071         278,533          208,024        $7,024,166        $3,665,714
Fred Conforti               25,631            622,559         161,335          140,358         3,941,234         1,965,404
Leo A. Guthart                   0                  0         156,960          127,673         3,833,467         2,079,802
Paul R. Gauvreau            16,407            340,885          57,989           39,364         1,132,858           623,592
Edward J. Schwartz           3,078             73,763          34,975           32,168           854,154           555,144


EMPLOYMENT AGREEMENTS

Employment agreements between the Company and K. Harris and L. Guthart provide for minimum annual salaries of $550,000 and $425,000, respectively, supplementary insurance coverage (or its cash equivalent) and participation in the Company's supplemental executive retirement plan. The agreements are for terms expiring December 31, 2001 and September 26, 2002, respectively. Each agreement renews automatically at the end of each year for an additional year (or until age 65, if earlier) unless either party thereto elects otherwise, but may be terminated by the executive officer on specified advance notice (with forfeiture of supplemental retirement benefits). Each agreement includes non-competition, non-solicitation and confidentiality obligations on the part of the executive officer which survive its termination. In 1998, the Company entered into similar agreements with Mr. Gauvreau and Mr. Schwartz. See "Compensation Committee Report on Executive Compensation - Employment Agreement with P. Gauvreau and E. Schwartz" below.

PLANS AND ARRANGEMENTS

In the descriptions of plans and arrangements which follow, and in the descriptions elsewhere in this Proxy Statement of outstanding restricted stock awards, options and SARs, references are made to shares of Class A Stock. If the Change of Control Date (as defined in the Company's Restated Certificate of Incorporation, as amended) should occur, the Class A Stock will change into Common Stock on a share-for-share basis. In the event of any such change, references to Class A Stock in such descriptions should be understood to refer to Common Stock.

Salary Reduction Plan

Under the Company's salary reduction plan, eligible covered employees of the Company, its divisions and subsidiaries may elect to have a portion of their "earnings" (total cash compensation less certain items) contributed to the plan by their employers, and their employers match such contributions with specified percentages thereof. The percentages vary and are determined from time to time by their respective employers. For 1998, such percentages ranged from 1.5% to 3.0% of eligible covered employees' "earnings." Contributions and matches are invested in one or more investment funds selected by the employees from among those available under the plan. Such funds include a fund which invests solely in Class A Stock. Salary reduction contributions vest immediately. Subject to acceleration in the event of termination of employment upon retirement after age 65 or on account of death or disability, employer matching contributions vest on a cumulative basis of 20% per year of credited service under the plan. Vested contributions (after any earnings or losses from the investment thereof) are distributed in a lump sum or installments following termination of employment, but account balances may under certain circumstances and subject to certain conditions be withdrawn or borrowed earlier.

Retirement Plans

The Company and its subsidiaries have tax-qualified retirement plans covering all domestic salaried employees, and certain domestic hourly employees, after three months of service. The plans are fully paid for by the Company, and employees become fully vested after five years of service. The annual benefit payable to an employee under the plans upon retirement, computed as a straight life annuity amount, equals the sum of the separate amounts the employee accrues for each of his years of service under the plans plus certain increases put into effect prior to 1998. Such separate amounts are determined as follows: for each year through 1988, 1.2% of such year's compensation up to the Social Security wage base for such year and 1.8% (2.0% for years after 1986) of such year's compensation above such wage base; for each year after 1988 through the year in which the employee reaches thirty-five years of service, 1.2% of such year's "covered compensation" and 1.85% of such year's compensation above such "covered compensation"; and for each year thereafter, 1.2% of such year's compensation. The employee's compensation under the plans for any year includes all salary (before any election under the Company's salary reduction plan or cafeteria plan), commissions and overtime pay and, beginning in 1989, bonuses (in the case of each executive officer named in the Summary Compensation Table, the equivalent of the sum of the amounts set forth for such executive officer for such year in the Annual Compensation column of such Table and the amount taxable to such executive officer during such year related to options and SARs awarded pursuant to the Company's 1990 Stock Awards Plan); subject to such year's limit applicable to tax-qualified retirement plans ($160,000 for 1999 and, currently, for each year thereafter). The employee's "covered compensation" under the plans for any year is generally the average, computed such year, of the Social Security wage bases for each of the thirty-five years preceding the employee's Social Security retirement age, assuming that such year's Social Security wage base will not change in the future. Normal retirement age under the plans is age 65, and reduced benefits are available as early as age 55. Benefits are not subject to reduction for Social Security benefits or other offset amounts. Estimated annual benefits payable under the plans upon retirement at normal retirement age for the following persons (assuming 1999 and future compensation at the $160,000 limit currently applicable and that covered compensation remains constant; but without regard to the formula limitation on annual benefits imposed on tax-qualified retirement plans, currently $130,000) are: K. Harris, $119,730; F. Conforti, $109,808; L. Guthart, $130,101; P. Gauvreau, $99,410; and
E. Schwartz, $56,887.

Supplemental Executive Retirement Plan

Four executive officers of the Company and three other employees of the Company or a subsidiary participate in the Company's supplemental executive retirement plan, which is not tax-qualified. The annual benefit payable to a participant under the plan at age 65, computed as a straight life annuity amount, equals the sum of the separate amounts the participant accrues for each of his years of service after January 1, 1995 plus, in one case, an increase based on a pro forma adjustment to tax-qualified retirement benefits. The separate amount for each such year is 1.85% of that portion of the participant's salary and annual discretionary cash bonus, if any, for such year (before any election under the Company's salary reduction plan, and including any portion of such bonus taken in the form of Performance Shares Awards and/or Bonus Shares Awards) in excess of $150,000 (or any higher limit applicable that year to tax-qualified retirement plans) but less than $300,000. Benefits are not subject to reduction for Social Security benefits or other offset amounts. Accrued benefits are subject to forfeiture in certain events. Estimated annual benefits payable under the plan upon retirement at age 65 for the following persons (assuming 1999 and future annual salary and discretionary cash bonus of not less than $300,000 for each of them and that the $160,000 limit applicable in 1999 remains constant) are: K. Harris, $34,902; L. Guthart, $20,442; P. Gauvreau, $28,644; and E.
Schwartz, $48,353.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") makes salary, bonus and long-term incentive plan decisions with respect to the Company's senior executive officers, in the case of senior executive officers who have employment agreements subject to provisions regarding base salary which appear in those agreements. The Company delegates compensation decisions relating to other executive officers to the Chief Executive Officer and senior executive officers who report directly to him.

In making its compensation decisions, the Committee's primary goal is to make such compensation competitive with compensation offered by other firms in similar industries with similar levels of size and performance. While the Committee is mindful of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the loss of deductibility for federal income tax purposes of certain remuneration of a covered executive officer in excess of $1,000,000 during any year, the Committee does not base decisions primarily on preserving such deductibility.

The Committee set the salaries of the Company's Chairman of the Board and Chairman of the Executive Committee (neither of whom receives any other compensation from the Company) for 1998 based on the Committee's perception of the value of their services to the Company.

The Committee's policies applicable to compensation of the Company's other senior executive officers, other than its chief executive officer, for 1998 were as follows:

SALARY

The Committee obtained from an outside compensation specialist a detailed report regarding salaries being paid to top-level executives in a wide variety of companies roughly the same size as the Company. The outside specialist also compiled data from certain similar-sized companies in the electronic and electrical equipment field. 1,947 companies were analyzed via statistical regression to prepare the general industry data. 55 companies were included in the data for the electronic and electrical equipment field.

Only six of the companies included in the report had their performance reflected in the Value Line Electronics Industry Index used in the Performance Graph which follows this Report. The Committee does not know whether any of the companies included in the report had its performance reflected in the Wilshire 5000 Index used in such Performance Graph. Because nearly all of the Company's major direct competitors are either divisions of larger diversified companies or privately held, those competitors generally are not included in either the outside compensation specialist's report or such indices. The Committee believes that the electronic/communications equipment companies included in the outside compensation specialist's report are, as a group, as comparable to the companies included in the Value Line Electronics Industry Index as any other group of companies for which compensation information was available to the Committee.

The report specifically identified salaries at the 50th, 75th and 90th percentiles of the ranges of salaries surveyed. It also showed pay differentials between presidents and chief executive officers (CEOs) of free-standing companies and presidents and CEOs of division-based companies. The Committee tended to focus on salaries paid in free-standing companies for two reasons. First, Company businesses are given a high degree of autonomy and effectively run as free-standing companies. Second, Company executives are likely targets of management recruiters from free-standing competitors of the Company.

The Committee also reviewed published compensation information from five publicly-held companies in the alarm equipment business. While three of these companies are smaller than the Company's Groups, they still are indicative of what competitive firms are paying in the alarm industry. As for salary policy in general, the Committee aimed at setting salaries somewhere between the 50th and 75th percentile of the salary ranges reported by the outside compensation specialist.

BONUS

The cash bonuses of Mr. Conforti and Mr. Guthart were determined by formulas set by the Compensation Committee during the first 90 days of 1998. The cash bonuses of Mr. Gauvreau and Mr. Schwartz were set by the Committee on a discretionary basis after an evaluation of their individual performances, their accomplishment of pre-established goals and objectives, and the relative financial performance of the Company. In the process of determining these discretionary bonuses, the Committee also reviewed the general industry information relating to total cash compensation (base salary plus cash bonus) in comparably-sized companies supplied by the outside compensation specialist.

For 1998, bonuses for these executive officers ranged from 66% to 118% of their base salaries and total cash compensation ranged between the 74th and 90th percentile of the ranges for free-standing companies reported by the outside compensation specialist.

On a discretionary basis, a Performance Shares Award was awarded to Mr. Guthart in addition to the cash bonus earned by him during the year. A Bonus Shares Award was awarded to Mr. Schwartz in lieu of a portion of his bonus which would otherwise have been paid in cash.

STOCK OPTION AND STOCK APPRECIATION RIGHT (SAR) PROGRAM

In 1993, the Committee established a Stock Option and Stock Appreciation Right
(SAR) Program to more closely tie the financial interests of managers with those of stockholders. In 1998, 579,900 stock options were granted to 139 top and middle managers, including all five executive officers named in the Summary Compensation Table. The exercise price of the options was the market price of the Company's Class A Stock on the date of the grant.

The Program was designed by the Company's outside compensation specialist, who patterned it after programs used by many other companies of the Company's size. In 1998, the Committee, after consultation with its outside compensation specialist, determined that, subject to continuing improvement in the Company's profits, over the seven-year period beginning with 1998 the annual target for awards of stock options and SARs under the Program should be between 1.5% and 1.75% of the Company's outstanding shares.

The specific stock option grants given in 1998 were allocated among executives on the basis of their positions and levels of responsibility. The numbers and values of options and SARs already held by the executives were not a factor in the allocation.

The Bonus Shares and Performance Shares Awards which were awarded in 1998 as part of the Company's bonus program were not part of the Stock Option and SAR Program.

During 1998, the Company offered each holder of a then outstanding SAR (other than a Bonus Shares Award) the opportunity to surrender some or all of such SAR and receive in exchange a fully-exercisable, seven-year non-qualified option to purchase a formula number of shares of Class A Stock at an exercise price equal to the market price on the date of the new grant. The options granted as a result of acceptances were also not part of the Program.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee reviewed the same information and analysis described above insofar as it related to compensation being paid to Presidents and CEOs of similar-sized companies. The compensation specialist's report specifically identified in dollar terms the 50th, 75th and 90th percentile of base salary, total cash compensation (base salary plus cash bonus) and total compensation (including stock options and other consideration) being paid to comparable Presidents and CEOs. Mr. Harris's base salary was at the 61st percentile of compensation reported for similar-sized companies in general industry. His cash bonus was derived from a formula set by the Compensation Committee during the first 90 days of 1998. His total cash compensation was at the 78th percentile of compensation reported for general industry companies.

EMPLOYMENT AGREEMENTS WITH P. GAUVREAU AND E. SCHWARTZ

In 1998, the Committee approved employment agreements with P. Gauvreau and E. Schwartz, and in 1999 the Committee approved revisions to those agreements. The agreements provide for minimum annual salaries of $290,000 and $195,000, respectively, supplementary insurance coverage and participation in the Company's supplemental executive retirement plan retroactive to January 1, 1995 (in the case of Mr. Schwartz, with a benefit increase based on a pro forma adjustment to his tax-qualified retirement benefits). Each agreement is for a term currently expiring December 31, 2001, and renews automatically at the end of each year for an additional year (or until age 65, if earlier) unless either party thereto elects otherwise, but may be terminated by the employee on 180 days' notice (with forfeiture of supplemental retirement benefits). Each agreement includes non-competition, non-solicitation and confidentiality obligations on the part of the employee which survive its termination.

The Committee felt it appropriate to enter into formal contracts for employment with Mr. Gauvreau and Mr. Schwartz and to offer them participation in a supplemental retirement plan in order to encourage them to continue their valuable services to the Company.



                                          Compensation Committee

                                          Anthony Downs, Chairman
                                          William W. Harris,
                                          Jerome Kahn, Jr.
                                          John W. McCarter, Jr.

PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in cumulative total shareholder return, assuming reinvestment of dividends into additional shares of the stock on which paid, for the Company's Common Stock and Class A Stock with a broad stock market index (Wilshire 5000 Index) and an industry index (Value Line Electronics Industry Index).

                 Comparison of Five Year Cumulative Total Return
   Pittway Corporation Common Stock and Class A Stock, Wilshire 5000 Index and
                      Value Line Electronics Industry Index

                               [PEFORMANCE CHART]


                             1993         1994        1995        1996         1997        1998
                             ----         ----        ----        ----         ----        ----

Pittway Common *              100         116          199         236         313          404
Pittway Class A *             100         127          215         256         336          428
VL Electronics                100         130          172         224         338          424
Wilshire 5000                 100         100          136         165         217          268


   * For periods subsequent to the spinoff of Penton Media, Inc. on August 7, 1998, (A) total return on the Common Stock was computed assuming that the share of Penton Media, Inc. common stock distributed for each share of Common Stock was reinvested in Common Stock on that date, and (B) total return on the Class A Stock was computed assuming that the share Penton Media, Inc. common stock distributed for each share of Class A Stock was reinvested in Class A Stock on that date.

CERTAIN TRANSACTIONS

During 1998, a limited partnership in which Irving B. Harris and William W. Harris have interests was indebted to the Company. See "Compensation Committee Interlocks and Insider Participation." Leonard, Street and Deinard, a law firm of which Robert Barrows is a shareholder, was during 1998 and continues to be representing the Company in the defense of certain patent infringement litigation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to 1998 by persons who were, at any time during 1998, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock or Class A Stock, all reports required by such Section during 1998 were filed on a timely basis except that a Form 4 for King Harris reporting the exercise of a SAR was filed late and the Form 5s for each of William W. Harris and Jerome Kahn, Jr. failed to include until after the filing deadline the grant of an option under the Company's 1998 Director Stock Option Plan.

ANNUAL REPORT

The Company's annual report for the year ended December 31, 1998 has been mailed to stockholders. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not to be deemed a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

Any stockholder proposal to be considered for inclusion in proxy material for the Company's annual meeting of stockholders in May 2000 must be received at the principal executive offices of the Company no later than December 7, 1999.

DISCRETIONARY VOTING OF 2000 PROXIES

The persons named in proxies solicited by the Company's Board of Directors in connection with the Company's 2000 annual meeting of stockholders will have discretionary authority to vote such proxies with respect to any matter properly presented by a stockholder at the meeting that is not specifically set forth in the notice of the meeting if the Company does not have notice of such matter on or before February 19, 2000 (unless the date of the meeting is changed by more than 30 days from May 6, 2000, in which event such persons will have such discretionary authority if the Company does not have notice of such matter a reasonable time before the Company mails its proxy materials for the meeting).

PROXY SOLICITATION

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their expenses in doing so.

The entire cost of solicitation will be borne by the Company.

OTHER MATTERS

PricewaterhouseCoopers LLP (PWC), who served as auditors for 1998, have been selected by the Board, upon recommendation of the Audit Committee, to audit the consolidated financial statements of the Company for the year ending December 31, 1999. It is expected that a representative of PWC will attend the annual meeting, with the opportunity to make a statement if he should so desire, and will be available to respond to appropriate questions.

The management does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                By Order of the Board of Directors

                                JAMES F. VONDRAK
                                Secretary

Chicago, Illinois
April 5, 1999

COMMON STOCK                                                               PROXY


                              PITTWAY CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1999


     Neison Harris, King Harris, and James F. Vondrak (each with full power of substitution) are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Pittway Corporation to be held on May 6, 1999, and at any postponement or adjournment thereof, as follows on the reverse side and below. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


                  (Continued and to be signed on reverse side)

















                              PITTWAY CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors                                              For    Withhold     For All
Nominees:  R. Barrows, F. Conforti, L. Guthart, I. Harris             All    Authority    Except
K. Harris, N. Harris, W. Harris, J. Kahn Jr. and J. McCarter Jr.      [ ]       [ ]        [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee. Write that nominee's name in the space provided below.)

----------------------------------------------------------------

2. In their discretion, upon such other business as may properly be brought before the meeting








                                                                        The undersigned acknowledges receipt of the Notice of Annual
                                                                        Meeting of Stockholders and of the Proxy Statement.
IMPORTANT:  Please sign exactly as your name or names appear above.                                        Dated:_____________, 1999
Joint owners should each sign personally.  If you sign as agent or in any other representative capacity, please state the capacity in which
you sign.                                                               Signature(s) _______________________________________________



                        v     FOLD AND DETACH HERE    V



       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

CLASS A STOCK                                                              PROXY


                               PITTWAY CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1999


     Neison Harris, King Harris, and James F. Vondrak (each with full power of substitution) are hereby authorized to vote all the shares of Class A Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Pittway Corporation to be held on May 6, 1999, and at any postponement or adjournment thereof, as follows on the reverse side and below. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                  (Continued and to be signed on reverse side)

















                              PITTWAY CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

1. Election of Directors                                              For    withhold     For All
Nominees:  E. Barnett, E. Coolidge III and A. Downs                   All    Authority    Except
                                                                      [ ]       [  ]       [  ]
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------------------------------

2. In their discretion, upon such other business as may properly be brought before the meeting








                                                                        The undersigned acknowledges receipt of the Notice of Annual
                                                                        Meeting of Stockholders and of the Proxy Statement.
IMPORTANT:  Please sign exactly as your name or names appear above.                                        Dated:_____________, 1999
Joint owners should each sign personally.  If you sign as agent or in any other representative capacity, please state the capacity in which
you sign.                                                               Signature(s) _______________________________________________


                        v     FOLD AND DETACH HERE    V



       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING
                             THE ENCLOSED ENVELOPE.